                                                                   Exhibit 99.2

                                                           #2003-110 Terminates
                                                                       #2002-56

                            UNITED STATES OF AMERICA
                           DEPARTMENT OF THE TREASURY
                    OFFICE OF THE COMPTROLLER OF THE CURRENCY
                               TERMINATION OF THE
                            AGREEMENT BY AND BETWEEN
                         PNC BANK, NATIONAL ASSOCIATION
                            PITTSBURGH, PENNSYLVANIA
                                       AND
                  THE OFFICE OF THE COMPTROLLER OF THE CURRENCY

     WHEREAS, in an effort to protect the interests of the depositors, other customers, and shareholders of the PNC Bank, National Association, Pittsburgh, Pennsylvania (Bank), and to ensure the Bank's safe and sound operation and compliance with all applicable laws, rules and regulations, the Bank and the Comptroller of the Currency of the United States of America (Currency) entered into an Agreement dated July 17, 2002 (Agreement); and

     WHEREAS, the Comptroller believes that the protection of the interests of the depositors, other customers, and shareholders of the Bank, as well as the Bank's safe and sound operation and compliance with all applicable laws, rules and regulations do not require the continued existence of the Agreement;


     NOW THEREFORE, the Comptroller directs that the Agreement by and between the Bank and the Comptroller be, and it hereby, TERMINATED.

     IN TESTIMONY WHEREOF, the undersigned, authorized and designated by the Comptroller as his authorized representative, has hereunto set her hand on behalf of the Comptroller.


/s/ Grace E. Dailey                                    9/26/03
-----------------------------------                    ---------------
Grace E. Dailey                                        Date
Deputy Comptroller
Large Bank Supervision
Office of the Comptroller of the Currency